Scott Sanborn, President & CEO

Safe Harbor Some of the statements in this presentation are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," “outlook,” "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information in this presentation is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

P2P Loans Gaining Traction. Lending Club Goes Nationwide Posted Dec. 13, 2007 TechCrunch 2007

Scalability Credit Performance Regulatory Risk Bank Competition Material questions loomed…

Lending Club Other Online $0 B $5 B $10 B $15 B $20 B 2010 2011 2012 2013 2014 2015 Source: TransUnion, Lending Club analysis. Chart represents marketplace lending as a percentage of U.S. personal loans (24% in 2015). Bar graph reflects Lending Club as a portion of personal loans facilitated through marketplace lenders. 24% of US personal loans #1 Provider

35% lower $1,000 saved Based on approximated $1,030 avg. annual savings, calculated based on approximated $13,500 avg. loan size (as of December 31, 2015, standard program borrowers only), and 760 basis points average savings. Average savings based on responses from 12,728 borrowers in a survey of 66,493 randomly selected borrowers conducted by Lending Club from January 1, 2015 – January 1, 2016. Borrowers who received a loan to consolidate existing debt or pay off their credit card balance reported that the interest rate on outstanding debt or credit cards was 20.7% and average interest rate on loans via Lending Club is 13.8%. Unsecured loans via Lending Club feature rates from 5.99% to 35.89% APR and origination fees from 1% to 6%. Average origination fee is 5.13% as of Q2 2016. Best APR is available to borrowers with excellent credit. All loans originated and issued by WebBank, member FDIC.

5-8% average returns $2.1B interest Based on adjusted net annualized return (Adjusted NAR) of current investors with a portfolio containing 100+ Notes, none of which have been purchased or sold on the Folio Investing Note Trading Platform¶, where the portfolio concentration is one percent or less (i.e. no Note constitutes greater than one percent of the total portfolio value) and the portfolio has a weighted average age of at least 12 months (weighted based on the dollar value of each Note relative to the total dollar value of the portfolio, where the age of each Note is measured as of the purchase date of such Note). Adjusted NAR is calculated using the formula described here. This information is not intended to be investment advice. Historical performance is not a guarantee of future results. Actual results may differ materially from historical data. Lending Club Notes are not guaranteed or insured, and investors may lose some or all of the principal invested. Individual portfolio results may be impacted by, among other things, the size and diversity of the portfolio, exposure to any single Note, Borrower, or group of Notes or Borrowers, as well as macroeconomic conditions. All loans originated and issued by WebBank, member FDIC.

$17,000+

The average SoFi student refi borrower saves **more than $17,000.**

SoFi

$5B+

OnDeck has lent **more than $5 billion** to small businesses.

OnDeck

2X

Lending Club lends to **minority-owned** businesses at nearly double the national average rate.[1]

LendingClub

Sources: Lending Club, SoFi, OnDeck, Bloomberg. 1 Based on BISG analysis of Lending Club business loan borrowers, benchmarked to 14.6% representation of minority-owned businesses in traditional retail bank loans, as per Usman Ahmed, Thorsten Beck, Christine McDaniel, and Simon Schropp, "Filling the Gap: How technology Enables Access to Finance for Small- and Medium-Sized Enterprises." innovations / volume 10, number ¾, 2016.

Regulation Downturn Readiness

Consumers expect more from their technology... and their banks.

VIDEO RENTAL MUSIC TRAVEL BANKING ?

13 $1.1T Unsecured Consumer Credit $0.3T Small Business $1.2T Auto Loans $1.3T Student Loans $8.6T Mortgages Source: Federal Reserve

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16 $1,000,000,000,000 80% Of the $1 trillion owed, 80% of the debt comes from cars purchased through a dealership.2 6.78% Base APR 1-3% Dealer Markup3 1. New York Fed; Equifax. 2. Center for Responsible Lending: The State of Lending in America & Its Impact on U.S. Households; McKinsey innovation report. 3. Dealer sales figures from NADA Data 2010 report; rate markup volume calculated from 2010 National Automotive Finance Association survey and CNW Marketing data. 4. Dealer sales figures from NADA Data 2010 report; rate markup volume calculated from 2010 National Automotive Finance Association survey and CNW Marketing data. 1 $25 Billion 4

17 $1,000,000,000,000 80% Of the $1 trillion owed, 80% of the debt comes from cars purchased through a dealership.2 6.78% Base APR 1-3% Dealer Markup3 1. New York Fed; Equifax. 2. Center for Responsible Lending: The State of Lending in America & Its Impact on U.S. Households; McKinsey innovation report. 3. Experian Automotive Finance Market, Q4 2015. 4. Dealer sales figures from NADA Data 2010 report; rate markup volume calculated from 2010 National Automotive Finance Association survey and CNW Marketing data 1 $25 Billion 4 8.78%3 U.S. Average APR

19 1-3% Lower APR on new auto loans through Lending Club.1 Real Savings A 2.5% interest rate reduction could translate to $1,350 in savings on the life of the loan.1 1. Based on analysis of 300,000 consumer accounts from Q4 2012 to Q3 2013 using credit bureau data. Assumes the consumer refinances with the lowest rate for which they are eligible and does not extend the term of the loan. Savings figure is based on a refinance from an average APR of 11.45% to an average APR of 8.2% and 60 months remaining on the term of the loan. Your actual savings may be different. A representative example of payment terms are as follows: an Amount Financed of $18,000 with an APR of 8.20% and a term of 60 months would have a monthly payment of $366.70. All loans made by WebBank, member FDIC. APR is the Annual Percentage Rate. A borrower’s actual rate depends upon individual credit score and other key financing characteristics, including but not limited to the amount financed, term, a loan-to-value (LTV) ratio and other vehicle characteristics. Best APR is available to borrowers with excellent credit. APRs range from 2.49% - 19.99%. Value.

40+ Fields VIN number Current loan balance And more!

21 Takes less than 1 minute to apply, with no impact to your credit score.1 2 3 Instantly receive offers you qualify for and see the savings. Complete the process online from virtually anywhere. No application fees, origination fees, or prepayment penalties.4 Lender 1 Lender 2

22 For investors Stable Secured Asset

23 S&P U.S. Auto Loan ABS Tracker: October 2013, http://morningconsult.com/opinions/columns-subprime-auto-loans/. Historical performance is not a guarantee of future results. Actual results may differ materially from historical data. 0% 1% 2% 3% 4% 5% 6% Apr-2006 Feb-2007 Dec-2007 Oct-2008 Aug-2009 Jun-2010 Apr-2011 Feb-2012 Dec-2012 Oct-2013 Aug-2014 Jun-2015 Apr-2016 S&P/Experian Consumer Loan Default Index S&P/Experian First Mortgage Default Index S&P/Experian Auto Default Index

24 For investors Stable Secured Asset Access to an In-Demand Asset Class

25 Consumer Credit ? ? ? Auto Small Business Credit 3% Average estimated return

26 For investors Huge Opportunity Stable Secured Asset Access to an In-Demand Asset Class

$1Trillion (total outstanding) $283 Billion Immediately addressable market Consumers refinanced more than $40 billion last year, but we estimate that nearly twice as many could have refinanced if the process had been easier.

28 Value. Ease. Fairness. Personal Loans Patient Finance Small Business Auto All loans originated and issued by WebBank, member FDIC.

Marketplace Lending is just getting started. 29